Exhibit(j)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for Scudder Contrarian Fund, Scudder-Dreman High Return Equity Fund, and Scudder-Dreman Small Cap Value Fund (three of the series comprising Scudder Value Series, Inc.) in the Value Funds I Prospectuses and the Value Funds I
Class I Shares Supplement to the Prospectus and "Independent Auditors and Reports to Shareholders" and "Financial Statements" in the Scudder Value Series Inc. Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 34 to the Registration Statement (Form N-1A, No. 33-18477) of our reports dated January 17, 2003 on the financial statements and financial highlights of Scudder Scudder Contrarian Fund, Scudder-Dreman High Return Equity Fund and Scudder-Dreman Small Cap Value Fund, included in the respective Fund Annual Reports, each dated November 30, 2002.


/s/Ernst & Young LLP


Boston, Massachusetts
March 25, 2002